Exhibit 10.25
PULMONX CORPORATION
NOTE PURCHASE AGREEMENT
THIS NOTE PURCHASE AGREEMENT (this “Agreement”) is made as of April 17, 2020, by and among PULMONX CORPORATION, a Delaware corporation (the “Company”), and the persons and entities named on the Schedule of Purchasers attached hereto as Exhibit A (“Purchasers”).
RECITAL
To provide the Company with additional resources to conduct its business, each Purchaser desires to loan the Company up to the amount set forth opposite such Purchaser’s name on Exhibit A (such Purchaser’s “Maximum Loan Amount”) against the issuance and delivery by the Company of a convertible promissory note for such amount, in substantially the form attached hereto as Exhibit B (each, a “Note” and together, the “Notes”). The aggregate amounts of all Purchasers’ Maximum Loan Amounts shall be referred to as the “Aggregate Loan Facility.”
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company and each Purchaser, intending to be legally bound, hereby agree as follows:
1.AMOUNT AND TERMS OF THE LOANS
1.1Drawdown Schedule. Subject to the terms and conditions of this Agreement, the Company may draw down the Aggregate Loan Facility in one or more installments as determined by the Company as follows:
(a)Initial Closing. The initial purchase and sale of Notes by the Purchasers will take place on the date of this Agreement for an aggregate amount of $33,000,000 as set forth on Exhibit A under the heading “Initial Closing Amount.”
(b)Additional Closing. At any time on or prior to the Maturity Date (as defined in the Notes), the Company may draw down from the Aggregate Loan Facility on at least 15 business days’ prior written notice, by providing each Purchaser a “Drawdown Notice.” Each Drawdown Notice will include the aggregate amount of the installment being called by the Company (which may not be less than $5,000,000), such Purchaser’s Pro Rata Amount (as defined below) of such installment, and the date each Purchaser will be obligated to deliver the funds contemplated by such Drawdown Notice to the Company (each such date, an “Additional Closing.” The Initial Closing and each Additional Closing may be referred to in this Agreement as a “Closing”). Each Purchaser will be obligated to pay its Pro Rata Amount (as defined in Section 1.2) of each drawdown called by the Company until such Purchaser has loaned its Maximum Loan Amount.
(c)Additional Purchasers. At any time on or before the date that is 45 days following the Initial Closing, the Company may add additional Purchasers to this Agreement provided that the Aggregate Loan Facility may not exceed $67 million. The Company may amend Exhibit A from time to time to include any additional such Purchasers added to the Agreement (including any amendment to increase the Aggregate Loan Facility and each Purchaser’s Pro Rata Amount) and, upon such additional Purchaser’s execution of a counterpart signature page to this Agreement, such additional

Purchaser will be deemed a Purchaser for all purposes of this agreement. Upon any Purchaser being added to this Agreement under this Section 1.1(c), each such additional Purchaser will first pay such amount as is necessary to cause such additional Purchaser to have contributed the same percentage of its Maximum Loan Amount as Purchasers who participated in the Initial Closing and any Additional Closing that may have already occurred and the date of such payment will be deemed an Additional Closing under this Agreement.
1.2Drawdown Procedures. Each Purchaser’s “Pro Rata Amount” shall be equal to such Purchaser’s Maximum Loan Amount divided by the Aggregate Loan Facility, and shall be set forth opposite such Purchaser’s name on Exhibit A. Each Purchaser shall be required to pay its Pro Rata Amount of each installment in any Closing as specified in the Company’s Drawdown Notice.
1.3Delivery. At each Closing (a) each Purchaser will deliver to the Company a check or wire transfer funds in an amount equal to such Purchaser’s Pro Rata Amount of the applicable installment, and (b) the Company shall issue and deliver to such Purchaser a Note in favor of such Purchaser in the principal amount equal to such Purchaser’s Pro Rata Amount of such installment.
2.REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company hereby represents and warrants to each Purchaser that the following representations are true and complete as of the date of this Agreement and each Closing except as otherwise indicated. For purposes of the representations and warranties in this Section 2 (except subsections 2.2, 2.3, 2.7 and 2.8), the term “Company” shall include any subsidiaries of the Company, as applicable.
2.1Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a Material Adverse Effect.
2.2Corporate Power. The Company has all requisite corporate power to issue the Notes and to carry out and perform its obligations under this Agreement and the Notes, including the issuance of the Conversion Securities (as defined below). The Board has approved the issuance of the Notes based upon a reasonable belief that the issuance of the Notes is appropriate for the Company after reasonable inquiry concerning the Company’s financing objectives and financial situation.
2.3Authorization. All corporate action on the part of the Company, the Board and the Company’s stockholders necessary for the issuance and delivery of the Notes has been taken. This Agreement and the Notes constitute a valid and binding obligation of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. Any securities issued upon conversion of the Notes (the “Conversion Securities”), when issued in compliance with the provisions of the Notes, will be validly issued, fully paid, nonassessable, free of any liens or encumbrances and issued in compliance with all applicable federal and securities laws.

2.4Governmental Consents. All consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with, any governmental authority required on the part of the Company in connection with issuance of the Notes has been obtained.
2.5Compliance with Laws. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation of which would have a Material Adverse Effect.
2.6Compliance with Other Instruments. The Company is not in violation or default of any term of its certificate of incorporation or bylaws, or of any provision of any mortgage, indenture or contract to which it is a party and by which it is bound or of any judgment, decree, order or writ, other than such violation(s) that would not have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Notes will not result in any such violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties. Without limiting the foregoing, the Company has obtained all waivers reasonably necessary with respect to any preemptive rights, rights of first refusal or similar rights, including any notice or offering periods provided for as part of any such rights, in order for the Company to consummate the transactions contemplated hereunder without any third party obtaining any rights to cause the Company to offer or issue any securities of the Company as a result of the consummation of the transactions contemplated hereunder.
2.7No “Bad Actor” Disqualification. The Company has exercised reasonable care to determine whether any Company Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii), as modified by Rules 506(d)(2) and (d)(3), under the Securities Act of 1933, as amended (such disqualifications, “Disqualification Events,” and such act, the “Act”). To the Company’s knowledge, no Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent required, with any disclosure obligations under Rule 506(e) under the Act. “Company Covered Persons” are those persons specified in Rule 506(d)(1) under the Act; provided, however, that Company Covered Persons do not include (a) any Purchaser, or (b) any person or entity that is deemed to be an affiliated issuer of the Company solely as a result of the relationship between the Company and any Purchaser.
2.8Offering. Assuming the accuracy of the representations and warranties of Purchasers contained in Section 3, the offer, issue and sale of the Notes and the Conversion Securities (collectively, the “Securities”) are and will be exempt from the registration and prospectus delivery requirements of the Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.
2.9Use of Proceeds. The Company shall use the proceeds of the Notes solely for the operations of its business, and not for any personal, family or household purpose.
2.10CFIUS. The Company is not a U.S. business that (a) produces, designs, tests, manufactures, fabricates, or develops one or more “critical technologies,” (b) performs the functions as set forth in appendix A to 31 C.F.R. Part 800 with respect to “covered investment critical infrastructure,”

or (c) maintains or collects, directly or indirectly, “sensitive personal data” of U.S. citizens, in each case as such terms are defined in 31 C.F.R. Part 800.
3.REPRESENTATIONS AND WARRANTIES OF PURCHASERS
Each Purchaser, severally and not jointly, hereby represents and warrants to the Company as follows:
3.1Purchase for Own Account. Purchaser is acquiring the Securities solely for Purchaser’s own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.
3.2Information and Sophistication. Without lessening or obviating the representations and warranties of the Company set forth in Section 2, Purchaser hereby: (a) acknowledges that Purchaser has received all the information Purchaser has requested from the Company and Purchaser considers necessary or appropriate for deciding whether to acquire the Securities, (b) represents that Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given Purchaser and (c) further represents that Purchaser has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risk of this investment.
3.3Ability to Bear Economic Risk. Purchaser acknowledges that investment in the Securities involves a high degree of risk, and represents that Purchaser is able, without materially impairing Purchaser’s financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of Purchaser’s investment.
3.4Further Limitations on Disposition. Without in any way limiting the representations set forth above, Purchaser further agrees not to make any disposition of all or any portion of the Securities unless and until:
(a)There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or
(b)Purchaser shall have notified the Company of the proposed disposition and furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Act or any applicable state securities laws; provided that no such opinion shall be required for dispositions in compliance with Rule 144 under the Act, except in unusual circumstances.
(c)Notwithstanding the provisions of Section 3.4(a) and Section 3.4(b), no such registration statement or opinion of counsel shall be necessary for a transfer by Purchaser to a partner (or retired partner) or member (or retired member) of Purchaser in accordance with partnership or limited liability company interests, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were Purchasers hereunder.

3.5Accredited Investor Status. Purchaser is an “accredited investor” as such term is defined in Rule 501 under the Act.
3.6No “Bad Actor” Disqualification. Purchaser represents and warrants that neither (a) Purchaser nor (b) the beneficial owners of the Purchaser, is subject to any Disqualification Event, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Act and disclosed in writing in reasonable detail to the Company. Purchaser represents that Purchaser has exercised reasonable care to determine the accuracy of the representation made by Purchaser in this section, and agrees to notify the Company if Purchaser becomes aware of any fact that makes the representation given by Purchaser hereunder inaccurate.
3.7Foreign Investors. If Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Purchaser hereby represents that he, she or it has satisfied itself as to the full observance of the laws of Purchaser’s jurisdiction in connection with any invitation to subscribe for the Securities or any use of the Notes, including (A) the legal requirements within Purchaser’s jurisdiction for the purchase of the Securities, (B) any foreign exchange restrictions applicable to such purchase, (C) any governmental or other consents that may need to be obtained, and (D) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. Purchaser’s subscription, payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of Purchaser’s jurisdiction.
3.8Forward-Looking Statements. With respect to any forecasts, projections of results and other forward-looking statements and information provided to Purchaser, Purchaser acknowledges that such statements were prepared based upon assumptions deemed reasonable by the Company at the time of preparation. There is no assurance that such statements will prove accurate, and the Company has no obligation to update such statements.
4.CONDITION OF PURCHASER'S OBLIGATIONS AT CLOSING
The obligations of each Purchaser under this Agreement are subject to the fulfillment or waiver, on or before the applicable Closing, of each of the following conditions, any of which conditions may be waived by the Majority Holders (as defined below), which waiver may be given by written, oral or telephone communication to the Company or its counsel:
4.1Representations and Warranties; Performance of Obligations; Consents and Waivers. Each of the representations and warranties of the Company contained in Section 2 shall be true and correct in all material respects on and as of the applicable Closing with the same effect as though such representations and warranties had been made on and as of the date of the applicable Closing and the Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the date of the applicable Closing and shall have obtained all approvals, consents, waivers and qualifications necessary to complete the purchase and sale described herein (except for such as may be properly obtained subsequent to such Closing).
4.2Approval of Drawdown Notice. With respect to any Additional Closing only, the respective Drawdown Notice shall be accompanied by a certified copy of a written consent signed by a majority of the directors then in office of the Company authorizing such respective Drawdown Notice.

4.3Securities Exemptions. The offer and sale of the Notes to Purchasers pursuant to this Agreement shall be exempt from the registration requirements of the Act, the qualification requirements of the California Securities Law and the registration and/or qualification requirements of all other applicable state securities laws.
4.4Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the applicable Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Purchasers participating in such Closing, and such Purchasers shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.
4.5No Material Adverse Event. As of the date of each Closing, since the date of this Agreement, there has not occurred any event that has or would be reasonably likely to have a Material Adverse Effect, as reasonably determined in good faith by Purchasers holding a majority of the outstanding principal amount of the Notes.
5.MISCELLANEOUS
5.1Survival. The representations, warranties and covenants made pursuant to this Agreement shall survive the execution and delivery of this Agreement and each Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of Purchasers or the Company.
5.2Amendment and Waiver. Any term of this Agreement may be amended or waived with the written consent of the Company and those Purchasers whose aggregate Maximum Loan Amounts exceed 50% of the Aggregate Loan Facility excluding the Maximum Loan Amounts for any Purchasers whose Notes have converted into equity securities under the terms of such Notes (the “Majority Holders”). Upon the effectuation of such waiver or amendment with the consent of the Majority Holders in conformance with this section, such amendment or waiver shall be effective as to, and binding against, all Purchasers, and the Company shall promptly give written notice thereof to a Purchaser if such Purchaser has not previously consented to such amendment or waiver in writing; provided that the failure to give such notice shall not affect the validity of such amendment or waiver. Notwithstanding the foregoing, the Company agrees that it will not, without the prior written consent of a Purchaser, consent to any amendment, modification or waiver of this Agreement that, on its face, treats such Purchaser in a manner differently from the other Purchasers.
5.3Tax Treatment. Notwithstanding anything to the contrary herein, the parties agree that the Notes constitutes equity for income tax purposes for purposes of Section 385(c) of the Code and will file its tax returns and reports consistent with such treatment.
5.4Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision(s) in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision(s), then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

5.5Interpretation. The following term used in this Agreement shall be construed to have the meaning set forth or referenced below:
(a)“Material Adverse Effect” shall mean any change, event, effect, claim, circumstance or matter that is, or could reasonably be expected to be or to become, materially adverse to: (i) the business, condition, operations, results of operations, financial performance or prospects of the Company taken as a whole or (ii) the ability of the Company to perform any of its material covenants or obligations under this Agreement, the Notes and any document entered into or executed in connection with, or for the purpose of amending, the Agreement and the Notes, and the transactions contemplated hereunder or thereunder.
5.6Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware, as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware, without giving effect to conflicts of laws principles.
5.7Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
5.8Counterparts; Manner of Delivery. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
5.9Titles and Subtitles; References. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.
5.10Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications to a party shall be sent to the party’s address set forth on Exhibit A or at such other address(es) as such party may designate by 10 days’ advance written notice to the other party hereto. A copy of any notice to the Company shall be sent to Cooley LLP, 3175 Hanover Street, Palo Alto, CA 94304-1130, Attn: Mark Weeks, e-mail: [E-mail Address Intentionally Omitted].
5.11Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to each Purchaser, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by Purchaser of any breach or default under this Agreement, or any waiver by any Purchaser of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to Purchaser, shall be cumulative and not alternative.
5.12Expenses. At the Initial Closing, the Company will reimburse up to an aggregate amount of $50,000 of the actual out-of-pocket legal and administrative expenses of ABG-Pulmonx Limited and its affiliates incurred in connection with the investigation, due diligence and documentation related to the Financing (including, without limitation, fees and expenses of counsel and consultants).
5.13Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which such party may be entitled.
5.14Waiver of Conflicts. Each party to this Agreement acknowledges that Cooley LLP (“Cooley”), outside general counsel to the Company, has in the past performed and is or may now or in the future represent one or more Purchasers or their affiliates in matters unrelated to the transactions contemplated by this Agreement (the “Financing”), including representation of such Purchasers or their affiliates in matters of a similar nature to the Financing. The applicable rules of professional conduct require that Cooley inform the parties hereunder of this representation and obtain their consent. Cooley has served as outside general counsel to the Company and has negotiated the terms of the Financing solely on behalf of the Company. The Company and each Purchaser hereby (a) acknowledge that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledge that with respect to the Financing, Cooley has represented solely the Company, and not any Purchaser or any stockholder, director or employee of the Company or any Purchaser; and (c) gives its informed consent to Cooley’s representation of the Company in the Financing.
5.15Entire Agreement. This Agreement and the Exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.
5.16Exculpation among Purchasers. Each Purchaser acknowledges that such Purchaser is not relying on any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.
5.17Broker’s Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 5.17 being untrue.
5.18California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE

OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION OR IN THE ABSENCE OF AN EXEMPTION FROM SUCH QUALIFICATION IS UNLAWFUL. PRIOR TO ACCEPTANCE OF SUCH CONSIDERATION BY THE COMPANY, THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR AN EXEMPTION FROM SUCH QUALIFICATION BEING AVAILABLE.
5.19Sensitive Personal Data Covenant. The Company acknowledges and agrees that it shall not, directly or indirectly, provide any Purchaser with access to any “identifiable data” or “sensitive personal data” pertaining to the Company’s customers or other third parties, as such terms are defined in 31 C.F.R. Part 800.
[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this NOTE PURCHASE AGREEMENT as of the date first noted above.

COMPANY:

PULMONX CORPORATION

By:	/s/ Glendon E. French
	Name:	Glendon E. French
	Title:	Chief Executive Officer
SIGNATURE PAGE TO
PULMONX CORPORATION
NOTE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this NOTE PURCHASE AGREEMENT as of the date first noted above.

PURCHASER:

ABG WTT-PULMONX LIMITED

By:	/s/ Pang Andrew Chee On
Name:	Pang Andrew Chee On
Title:	Director
SIGNATURE PAGE TO
PULMONX CORPORATION
NOTE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this NOTE PURCHASE AGREEMENT as of the date first noted above.

PURCHASER:

Adage Capital Partners LP

By:	/s/ Dan Lehan
Name:	Dan Lehan
Title:	COO
SIGNATURE PAGE TO
PULMONX CORPORATION
NOTE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this NOTE PURCHASE AGREEMENT as of the date first noted above.

PURCHASER:

DRIEHAUS LIFE SCIENCES MASTER FUND, L.P.

By:	/s/ Janet McWilliams
Name:	Janet McWilliams
Title:	General Counsel
SIGNATURE PAGE TO
PULMONX CORPORATION
NOTE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this NOTE PURCHASE AGREEMENT as of the date first noted above.

PURCHASER:

HEALTHQUEST PARTNERS III, L.P.
By: HealthQuest Venture Management III, L.L.C., its general partner

By:	/s/ Garheng Kong
Name:	Garheng Kong
Title:	Managing Partner
SIGNATURE PAGE TO
PULMONX CORPORATION
NOTE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this NOTE PURCHASE AGREEMENT as of the date first noted above.

PURCHASER:

LEERINK REVELATION HEALTHCARE FUND I, L.P.

By:	/s/ Michael Boggs
Name:	Michael Boggs
Title:	Managing Member
SIGNATURE PAGE TO
PULMONX CORPORATION
NOTE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this NOTE PURCHASE AGREEMENT as of the date first noted above.

PURCHASERS:

LVP LIFE SCIENCE VENTURES III, L.P.

By:	LVP GP III, LLC
Its:	General Partner

By:	/s/ Patrick F. Latterell
Name:	Patrick F. Latterell
Its:	Managing Member

LVP III ASSOCIATES, L.P.

By:	LVP GP III, LLC
Its:	General Partner

By:	/s/ Patrick F. Latterell
Name:	Patrick F. Latterell
Its:	Managing Member

LVP III PARTNERS, L.P.

By:	LVP GP III, LLC
Its:	General Partner

By:	/s/ Patrick F. Latterell
Name:	Patrick F. Latterell
Its:	Managing Member
SIGNATURE PAGE TO
PULMONX CORPORATION
NOTE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this NOTE PURCHASE AGREEMENT as of the date first noted above.

PURCHASER:

PFM HEALTHCARE MASTER FUND, L.P.
By: Partner Fund Management, L.P., its investment adviser

By:	/s/ Yuan DuBord
Name:	Yuan DuBord
Title:	CFO
SIGNATURE PAGE TO
PULMONX CORPORATION
NOTE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this NOTE PURCHASE AGREEMENT as of the date first noted above.

PURCHASER:

ROCK SPRINGS CAPITAL MASTER FUND LP
By: Rock Springs General Partner LLC, its general partner

By:	/s/ Mark Bussard
Name:	Mark Bussard
Title:	Managing Member
SIGNATURE PAGE TO
PULMONX CORPORATION
NOTE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this NOTE PURCHASE AGREEMENT as of the date first noted above.

PURCHASER:

RTW INNOVATION MASTER FUND, LTD.

By:	/s/ Roderick Wong
Name:	Roderick Wong, M.D.
Title:	Director

RTW VENTURE FUND LIMITED

By:	RTW Investments, LP, its Investment Manager

By:	/s/ Roderick Wong
Name:	Roderick Wong, M.D.
Title:	Managing Partner
SIGNATURE PAGE TO
PULMONX CORPORATION
NOTE PURCHASE AGREEMENT

Exhibit A

Name of Purchaser	Maximum Loan Amount	Pro Rata Amount	Initial Closing Amount
ABG-WTT PULMONX LIMITED PO Box 309, Ugland House Grand Cayman, KY1-1104 Cayman Islands	$21,000,000.00	31.82%	$10,500,000.00
DRIEHAUS LIFE SCIENCES MASTER c/o Driehaus Capital Management LLC Attn: General Counsel 25 E. Erie Street Chicago, IL 60611	$500,000	0.76%	$250,000
LVP LIFE SCIENCE VENTURES III, L.P. 2603 Camino Ramon, Suite 200 San Ramon, CA 94583	$2,790,697.68	4.23%	$1,395,348.84
LVP III ASSOCIATES, L.P. 2603 Camino Ramon, Suite 200 San Ramon, CA 94583	$139,534.88	0.21%	$69,767.44
LVP III PARTNERS, L.P. 2603 Camino Ramon, Suite 200 San Ramon, CA 94583	$69,767.44	0.11%	$34,883.72
LEERINK REVELATION HEALTHCARE FUND I, L.P. 255 California Street, 12th Floor San Francisco, CA 94111	$2,000,000	3.03%	$1,000,000
RTW INNOVATION MASTER FUND, LTD. 412 W 15th St. Floor 9 New York, NY 10011	$974,719.76	1.51%	$487,359.88
RTW VENTURE FUND LIMITED 412 W 15th St. Floor 9 New York, NY 10011	$1,525,280.24	2.37%	$762,640.12
ADAGE CAPITAL PARTNERS, LP 200 Clarendon St., 52nd Floor Boston, MA 02116	$5,000,000	7.58%	$2,500,000
PFM HEALTHCARE MASTER FUND, L.P. 4 Embarcadero Center, Suite 3500 San Francisco, CA 94111	$2,000,000	3.03%	$1,000,000

Name of Purchaser	Maximum Loan Amount	Pro Rata Amount	Initial Closing Amount
ROCK SPRINGS CAPITAL MASTER FUND LP 650 South Exeter Street Suite 1070 Baltimore, MD 21202 Attn: General Counsel	$10,000,000	15.15%	$5,000,000
HEALTHQUEST PARTNERS III, L.P. 1301 Shoreway Road, Suite 350 Belmont, CA 94002	$20,000,000	30.30%	$10,000,000
TOTAL	$66,000,000.00	100.00%	$33,000,000.00

Exhibit B
Form of Note
[SEE ATTACHED]

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES IN THE UNITED STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
CONVERTIBLE PROMISSORY NOTE

Date of Note:	[●], 2020

Principal Amount of Note:	$[●]
For value received PULMONX CORPORATION, a Delaware corporation (the “Company”), promises to pay to the undersigned holder or such party’s assigns (the “Holder”) the principal amount set forth above with simple interest on the outstanding principal amount at the Prime Rate plus 2% compounded annually, except as set forth in Section 3 below. “Prime Rate” shall mean the rate of interest per annum published on the first day of each month while this Note remains outstanding in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect. Accrual of such interest shall commence on the date hereof and shall continue on the outstanding principal amount until paid in full or converted. Interest shall be computed monthly using the applicable Prime Rate for that month and on the basis of a year of 365 days for the actual number of days elapsed. All unpaid interest and principal shall be due and payable upon request of the Majority Holders on or after the earlier of (i) April [●], 2022 or (ii) the occurrence of an Event of Default (as defined below) (such earlier date, the “Maturity Date”), unless, with respect to any Significant Holder (as defined below), such Significant Holder has elected to have their note remain outstanding following the Maturity Date and, by so electing, such Significant Holder will automatically waive any Event of Default by such election and any interest accruing after the date of such election. Capitalized terms used but not defined herein have the meanings ascribed to them in that certain Note Purchase Agreement, dated as of April [●], 2020, by and among the Company and the other parties thereto, as amended and/or restated from time to time (the “Note Purchase Agreement”).
1.BASIC TERMS.
(a)Series of Notes. This convertible promissory note (the “Note”) is issued as part of a series of notes (collectively, the “Notes”), and issued to those persons listed on Exhibit A to the Note Purchase Agreement (collectively, the “Holders”). The Company shall maintain a ledger of all Holders.
(b)Payments. All payments of interest and principal shall be in lawful money of the United States of America and shall be made pro rata among all Holders. All payments shall be applied first to accrued interest, and thereafter to principal.
1

(c)Prepayment. The Company may prepay this Note prior to the Maturity Date only with the consent of the Majority Holders; provided, subject to the following section, that all Notes are prepaid on a pari passu basis, pro rata in accordance with the relative outstanding principal amounts outstanding on each of the Notes. The Company shall not prepay the Notes held by any Holder whose aggregate Maximum Loan Amount is equal to or greater than $20 million (each, a “Significant Holder”) without such Significant Holder’s consent.
(d)Note Pari Passu. Each of the Notes shall rank equally without preference or priority of any kind over one another, and all payments and recoveries under the Notes and the Note Purchase Agreement payable on account of principal and interest on the Notes shall be paid and applied ratably and proportionately on the outstanding principal amounts and any unpaid accrued interests of all outstanding Notes on the basis of their respective original principal amount.
2.CONVERSION AND REPAYMENT.
(a)Conversion upon a Qualified Financing. In the event that the Company issues and sells shares of its preferred stock (“Preferred Stock”) to investors (the “Investors”) while this Note remains outstanding in an equity financing with total proceeds to the Company of not less than $30 million (excluding the conversion of the Notes or other convertible securities issued for capital raising purposes) (a “Qualified Financing”), then the outstanding principal amount of this Note and any unpaid accrued interest shall automatically convert in whole without any further action by the Holder into the same class and series of Preferred Stock sold in the Qualified Financing at a conversion price equal to the lesser of (i) the cash price paid per share for Preferred Stock by the Investors in the Qualified Financing multiplied by the Discount Rate (as defined below) and (ii) $1.32 per share (as adjusted for stock splits, stock dividends, reclassifications or the like) (item “(ii),” the “Series G-1 Conversion Price”). The issuance of Preferred Stock pursuant to the conversion of this Note shall be upon and subject to the same terms and conditions applicable to Preferred Stock sold in the Qualified Financing (other than the purchase price paid per share). For the purposes of this Note, the “Discount Rate” will mean (i) 85% if this Note is converted into equity securities on or before the 18-month anniversary of the execution of the Note Purchase Agreement and (ii) 80% if this Note is converted into equity securities following the 18-month anniversary of the execution of the Note Purchase Agreement.
(b)Optional Conversion at non-Qualified Financing. In the event the Company consummates, while this Note remains outstanding, an equity financing pursuant to which it sells shares of Preferred Stock in a transaction that does not constitute a Qualified Financing (a “Non-Qualified Financing”), then the Majority Holders shall have the option to treat such Non-Qualified Financing as a Qualified Financing and the outstanding principal amount of this Note and any unpaid accrued interest thereon, together with the outstanding principal amount of all other Notes and any unpaid accrued interest thereon (subject to the following sentence), will convert in whole without any further action by the Holder into Preferred Stock as provided in Section 2(a); provided, that, the Majority Holders may not elect to convert the Notes held by any Significant Holder in the Non-Qualified Financing without such Significant Holder’s consent unless such Non-Qualified Financing (i) is led by an investor who is not currently a stockholder of the Company and (ii) raises at least $10 million in total proceeds from investors who are not currently stockholders of the Company; provided further, that if there is an Event of Default (as defined below) then any conversion of the Note pursuant to this Section 2(b) will be at a conversion price equal to the lesser of (i) the cash price paid per share for Preferred Stock by the Investors in the Non-Qualified Financing multiplied by 75% and (ii) the Series G-1 Conversion Price multiplied by 75%;.
2

(c)Conversion upon a Qualified IPO. If an IPO (as defined below) occurs while this Note is outstanding with net proceeds to the Company of not less than $30 million (a “Qualified IPO”), then upon the Qualified IPO, the outstanding principal amount of this Note and any unpaid accrued interest shall automatically convert in whole, immediately prior to the closing of the Qualified IPO and without any further action by the Holder, into shares of the Company’s common stock (“Common Stock”) at a conversion price equal to the lesser of (i) cash price paid per share for Common Stock in the Qualified IPO multiplied by the Discount Rate and (ii) the Series G-1 Conversion Price. For purposes of this Note, an “IPO” means the closing of a firm commitment underwritten initial public pursuant to an effective registration statement filed under the Act, covering the offer and sale of the Company’s Common Stock, that results in the listing of the Company’s Common Stock on the New York Stock Exchange or the Nasdaq Stock Market.
(d)Optional Conversion at non-Qualified IPO. In the event the Company consummates, while this Note remains outstanding, an IPO pursuant to which it sells shares of Common Stock in a transaction that does not constitute a Qualified IPO (a “Non-Qualified IPO”), then the Majority Holders shall have the option to treat such Non-Qualified IPO as a Qualified IPO on the same terms set forth herein; provided, that, if there is an Event of Default prior to such Non-Qualified IPO, then any conversion of the Note pursuant to this Section 2(d) will be at a conversion price equal to the lesser (i) cash price paid per share for Common Stock in the Non-Qualified IPO multiplied by 75% and (ii) the Series G-1 Conversion Price multiplied by 75%.
(e)Optional Conversion. At any time, other than in connection with the events specified in subsections (a)-(d) above, upon the election of the Majority Holders, the outstanding principal amount of this Note and any unpaid accrued interest thereon, together with the outstanding principal amount of all other Notes and any unpaid accrued interest thereon, will convert in whole into the Company’s Series G-1 Preferred Stock at the Series G-1 Conversion Price; provided that, at any time, other than in connection with the events specified in subsections (a)-(d) above, any Significant Holder may elect to convert the outstanding principal amount of this Note and any unpaid accrued interest into the Company’s Series G-1 Preferred Stock at the Series G-1 Conversion Price; provided further, that if there is an Event of Default prior to any election pursuant to this Section 2(e), then any conversion of the Note pursuant to this Section 2(e) will be at a conversion price equal to the Series G-1 Conversion Price multiplied by 75%;.
(f)Liquidation Event. If the Company consummates a Liquidation Transaction (as defined in the Company’s Amended and Restated Certificate of Incorporation), the Company agrees that it shall give each Holder 15 days advance notice of the anticipated closing of such Liquidation Transaction. Within 15 days of the consummation of the Liquidation Transaction, the Company shall repay the Note in cash in an amount equal to the outstanding principal amount of this Note plus any unpaid accrued interest on the original principal, unless this Note has been converted under subsection 2(e).
(g)Significant Holder’s consent to optional conversion. In the case of any optional conversion pursuant to subsection 2(e) above, the Majority Holders may not elect to convert the Notes held by any Significant Holder without such Significant Holder’s consent.
(h)Procedure for Conversion. In connection with any conversion of this Note into capital stock, the Holder shall deliver to the Company any documentation reasonably required by the Company (including, in the case of a Qualified Financing, all financing documents executed by the Investors in connection with such Qualified Financing). The Company shall not be required to issue or
3

deliver the capital stock into which this Note may convert until the Holder has delivered to the Company any such documentation. Upon the conversion of this Note into capital stock pursuant to the terms hereof, in lieu of any fractional shares to which the Holder would otherwise be entitled, the Company shall pay the Holder cash equal to such fraction multiplied by the price at which this Note converts.
(i)Interest Accrual. Upon the occurrence of any of the events specified in subsection (a)-(e) above, all interest on this Note shall be deemed to have stopped accruing as of a date selected by the Company that is up to 5 days prior to the consummation of such event.
3.EVENTS OF DEFAULT.
(a)If there shall be any Event of Default (as defined below) hereunder, at the option and upon the declaration of the Majority Holders and upon written notice to the Company (which election and notice shall not be required in the case of an Event of Default under subsection (ii) or (iii) below), this Note shall accelerate and all principal and unpaid accrued interest shall become due and payable; provided, however, that any Significant Holder may elect not to accelerate the Note held by such Significant Holder such that the Note remains outstanding; provided, further, that any Significant Holder so electing will automatically waive such Event of Default by such election and any default interest accruing pursuant to clause 3(b) after the date of such election. Any such waiver shall apply only to the circumstances for which it is given and shall not be deemed a waiver of any subsequent Event of Default or continued accrual of the interest prior to and after such waiver. The occurrence of any one or more of the following shall constitute an “Event of Default”:
(i)The Company fails to pay any of the principal amount due under this Note within 30 days subsequent to the date the same becomes due and payable or any unpaid accrued interest or other amounts due under this Note within 30 days subsequent to the date the same becomes due and payable hereunder;
(ii)The Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing;
(iii)An involuntary petition is filed against the Company (unless such petition is dismissed or discharged within 60 days under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee or assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company);
(iv)a Material Adverse Effect (as defined in the Note Purchase Agreement) has occurred and it has not been remedied within 30 calendar days; or
(v)the Company materially breaches any representation, warranty, covenant or agreement under the Note Purchase Agreement or any Note, and does not cure such breach within 30 calendar days after written notice thereof has been given by or on behalf of such Holder to the Company.
(b)In the event of any Event of Default hereunder (i) interest will accrue on this Note at a rate of 12% per annum and (ii) the Company shall pay all reasonable attorneys’ fees and court costs incurred by the Holder in enforcing and collecting this Note.
4

4.MISCELLANEOUS PROVISIONS.
(a)Waivers. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.
(b)Transfers of Notes. This Note may be transferred only upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee. Interest and principal shall be paid solely to the registered holder of this Note. Such payment shall constitute full discharge of the Company’s obligation to pay such interest and principal.
(c)Market Standoff. Each Holder agrees that Section 1.14 of the Amended and Restated Investors’ Rights Agreement, dated April 16, 2019, by and among the Company and those persons and entities set forth on Exhibit A of such agreement, as the same may be amended and/or restated from time to time, applies with respect to any shares of Preferred Stock or Common Stock (or other securities of the Company) held by such Holder pursuant to the conversion of this Note.
(d)Amendment and Waiver. Any term of this Note may be amended or waived with the written consent of the Company, the Majority Holders and, for any amendment to a section that requires the consent of a Significant Holder, each Significant Holder; provided, that the Majority Holders may not amend the Notes held by any Significant Holder without such Significant Holder’s consent; provided further, that the Majority Holders may amend the Notes in one or more amendments to extend the Maturity Date for an additional 24 months. Upon the effectuation of such waiver or amendment with the consent of the Majority Holders and, if applicable, each Significant Holder in conformance with this paragraph, such amendment or waiver shall be effective as to, and binding against the holders of, all of the Notes, and the Company shall promptly give written notice thereof to the Holder if the Holder has not previously consented to such amendment or waiver in writing; provided that the failure to give such notice shall not affect the validity of such amendment or waiver. Notwithstanding the foregoing, the Company agrees that it will not, without the prior written consent of the Holder, consent to any amendment, modification or waiver (a) of this Note that, on its face, treats such Holder in a manner differently from the other Holders or (b) of Section 1(b).
(e)Governing Law. This Note shall be governed by and construed under the laws of the State of Delaware, as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware, without giving effect to conflicts of laws principles.
(f)Binding Agreement. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Note, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided in this Note.
(g)Counterparts; Manner of Delivery. This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
5

(h)Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.
(i)Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications to a party shall be sent to the party’s address set forth on the signature page hereto or at such other address(es) as such party may designate by 10 days’ advance written notice to the other party hereto. A copy of any notice to the Company shall be sent to Cooley LLP, 3175 Hanover Street, Palo Alto, CA 94304-1130, Attn: Mark Weeks, e-mail: [E-mail Address Intentionally Omitted].
(j)Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Holder, upon any breach or default of the Company under this Note shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by the Holder of any breach or default under this Note, or any waiver by the Holder of any provisions or conditions of this Note, must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Note, or by law or otherwise afforded to the Holder, shall be cumulative and not alternative. This Note shall be void and of no force or effect in the event that the Holder fails to remit the full principal amount to the Company within five calendar days of the date of this Note.
(k)Senior Indebtedness. The indebtedness evidenced by this Note is subordinated in right of payment to the prior payment in full of any Senior Indebtedness in existence on the date of this Note or hereafter incurred. “Senior Indebtedness” shall mean any such indebtedness or any debentures, notes or other evidence of indebtedness issued in connection with that certain Loan and Security Agreement, dated as of February 20, 2020, by and among Canadian Imperial Bank of Commerce, the Company and each other person party thereto as a borrower or guarantor from time to time, as may be amended from time to time.
(l)California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS NOTE HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION OR IN THE ABSENCE OF AN EXEMPTION FROM SUCH QUALIFICATION IS UNLAWFUL. PRIOR TO ACCEPTANCE OF SUCH CONSIDERATION BY THE COMPANY, THE RIGHTS OF ALL PARTIES TO THIS NOTE ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR AN EXEMPTION FROM SUCH QUALIFICATION BEING AVAILABLE.
[Signature pages follow]
6

The parties have executed this CONVERTIBLE PROMISSORY NOTE as of the date first noted above.

COMPANY:

PULMONX CORPORATION

By:	//

	Name:	Glendon E French
	Title:	President and Chief Executive Officer

Address:		700 Chesapeake Drive
Redwood City, CA 94063
SIGNATURE PAGE TO
PULMONX COPRORATION
CONVERTIBLE PROMISSORY NOTE

The parties have executed this CONVERTIBLE PROMISSORY NOTE as of the date first noted above.

HOLDER (if an entity):

Name of Holder:

By:

Name:
Title:

E-mail:

Address:

HOLDER (if an individual):

Name of Holder:

Signature:

E-mail:

Address:

SIGNATURE PAGE TO
PULMONX COPRORATION
CONVERTIBLE PROMISSORY NOTE